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                                             EXHIBIT (24)



                        POWER OF ATTORNEY
                        -----------------


      Each of the undersigned directors of New England Electric System (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Maureen L. Fountain, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1995, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.

Dated this 27th day of February, 1996.

s/Joan T. Bok                           s/John W. Rowe
_________________________               _________________________
Joan T. Bok                             John W. Rowe


s/Paul L. Joskow                                              s/George M. Sage
_________________________               _________________________
Paul L. Joskow                          George M. Sage


s/John M. Kucharski                     s/Charles E. Soule
_________________________               _________________________
John M. Kucharski                                             Charles E. Soule


s/Edward H. Ladd                                              s/Anne Wexler
_________________________               _________________________
Edward H. Ladd                          Anne Wexler


s/Joshua A. McClure                     s/James Q. Wilson
_________________________               _________________________
Joshua A. McClure                                             James Q. Wilson


                                        s/James R. Winoker
                                        _________________________
                                        James R. Winoker